UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2018

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400
Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Section 5 — Corporate Governance and Management

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, Hilltop Holdings Inc., or the Company, announced the appointment of M. Bradley Winges as President and Chief Executive Officer of Hilltop Securities Inc., effective as of February 20, 2019.  Mr. Winges, age 51, most recently served as Senior Executive Managing Director at Piper Jaffray, where he has worked since February 1991.  While at Piper Jaffray, he was a member of the firm’s leadership team and held the roles of Head of Fixed Income Services and Firm Investments and Trading, President of Piper Jaffray Investment Management, Firm Risk Management, Head of Hopewood Lane Trading, Co-Head of Piper Jaffray Financial Products, Head of Municipal Sales and Trading and Institutional Municipal Sales Representative.  Mr. Winges also is a member of the Board of the Bond Dealers of America and a committee member of the Fixed Income Market Structure at the United States Securities and Exchange Commission.

In connection with the appointment of Mr. Winges as President and Chief Executive Officer of Hilltop Securities Inc., the Company and Mr. Winges entered into an employment agreement (the “Employment Agreement”) that will become effective as of February 20, 2019 and remain in effect until the third anniversary of the effective date.  Pursuant to the Employment Agreement, Mr. Winges is entitled to an annual base salary of $500,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee of the Board of Directors of the Company, or whomever is delegated such authority by the Board (the “Incentive Bonus”), and (2) any long-term incentive award programs adopted by the Compensation Committee, or whomever is delegated such authority by the Board. With respect to calendar year 2019, the Employment Agreement provides that Mr. Winges is entitled to a minimum Incentive Bonus of $1,000,000 and the value of his long-term incentive award to be granted in 2020 will be at least $500,000. Mr. Winges also is entitled to reimbursement of employment-related expenses and to participate in the employee benefit programs generally available to employees of the Company.

Additionally, the Employment Agreement provides that Mr. Winges will receive a sign-on cash bonus of $1,500,000 on the effective date of his employment.  Further, Mr. Winges will receive grants of restricted stock units as follows on the effective date of his employment: (i) 83,000 restricted stock units (the “Equity Grant”) and (ii) restricted stock units having an aggregate fair market value of $200,000 on the date of grant (the “Sign-on Grant”).  The Equity Grant and Sign-on Grant will be subject to the terms and conditions of the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plan”) and award agreements between the Company and Mr. Winges, which will provide that the restricted stock units underlying the Equity Grant and Sign-On Grant will cliff vest on the third anniversary of the grant date, subject to early termination or forfeiture in accordance with the award agreement.

The Employment Agreement also provides for the reimbursement of up to $400,000 of out-of-pocket costs related to Mr. Winges’s relocation to Dallas, Texas.  These expenses will continue to be reimbursable by the Company in the event the Employment Agreement does not become effective for any reason.

If the Employment Agreement is terminated (1) by Mr. Winges, (2) by the Company for “Cause” (as such term is defined in the Employment Agreement), or (3) in the event of Mr. Winges’s death or disability, Mr. Winges (or his estate, as applicable) will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the Employment Agreement, restricted stock unit award agreements or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination (collectively, the “Accrued Amounts”).  With respect to a termination resulting from Mr. Winges’s death or disability, the unvested portion of the Equity Grant also will vest, subject to certain conditions; provided, however, in the event that Mr. Winges death or disability precedes the first anniversary of the effective date of his employment, Mr. Winges (or his estate, as applicable) will receive $2,000,000, less the aggregate amount of any salary and Incentive Bonus paid to Mr. Winges prior to such date in lieu of the vesting of the Equity Grant, which will forfeit in full.

If Mr. Winges’s employment is terminated by the Company without “Cause” (other than pursuant to a “Change in Control” (as such term is defined in the Employment Agreement)), Mr. Winges will be entitled to receive the Accrued Amounts and, subject to his execution and delivery to the Company of a release, the following amount: (1) before the first anniversary of the effective date of his employment, $2,000,000, less the aggregate amount of any salary and Incentive Bonus paid to Mr. Winges prior to such date in lieu of the vesting of the Equity Grant, which will forfeit in full; or (2) on or after the first anniversary of the effective date of his employment, a lump-sum cash payment equal to the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the Incentive Bonus paid to him in respect of the calendar year immediately preceding the year of the termination.  Any unvested portion of the Equity Grant also will vest in full if such termination occurs on or after the first anniversary of the effective date of his employment.

If Mr. Winges’s employment is terminated without “Cause” within the 12 months immediately following, or the six months immediately preceding, a “Change in Control,” Mr. Winges will be entitled to receive the Accrued Amounts and, if such Change in Control is on or after the first anniversary of the effective date of his employment, a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the Incentive Bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Winges executes and delivers a release to the Company.  Any unvested restricted stock unit awards, including the Equity Grant and Sign-On Grant, also will vest if Mr. Winges is terminated without “Cause” within the 12 months immediately following, or the six months immediately preceding, a “Change in Control.”  Notwithstanding, any amounts payable to Mr. Winges upon a “Change in Control” shall not constitute a “parachute payment” and will be reduced accordingly.

The Employment Agreement also includes, among other things, customary non-competition, non-solicitation, non-disparagement, confidentiality and arbitration provisions.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The form of the Equity Grant award agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)                     Financial statements of businesses acquired.

Not applicable.

(b)                     Pro forma financial information.

Not applicable.

(c)                      Shell company transactions.

Not applicable.

(d)                     Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and between Hilltop Holdings Inc. and Martin B. Winges, dated as of November 20, 2018, but effective pursuant to is terms.

10.2	Form of Restricted Stock Unit Award Agreement to be entered into with Martin B. Winges upon the effective date of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: December 12, 2018	By:	/s/ COREY PRESTIDGE
	Name:	Corey G. Prestidge
	Title:	Executive Vice President,
General Counsel & Secretary